Exhibit 10.3

FIRST AMENDMENT TO

NM MARIPOSA HOLDINGS, INC.

MANAGEMENT EQUITY INCENTIVE PLAN

WHEREAS, Neiman Marcus Group, Inc., formerly known as NM Mariposa Holdings, Inc. (the “Company”), maintains the NM Mariposa Holdings, Inc. Management Equity Incentive Plan (as amended, the “Plan”);

WHEREAS, pursuant to Article XI of the Plan, the Compensation Committee of the Board of Directors of the Company (the “Committee”), may at any time amend the Plan, including to increase the aggregate number of shares of Common Stock of the Company that may be issued under the Plan, provided such increase is approved by the stockholders of the Company; and

WHEREAS, the Committee has authorized such an amendment to the Plan, subject to stockholder approval.

NOW, THEREFORE, the Plan is hereby amended as follows:

1.                                      The name of the Plan is hereby changed to the “Neiman Marcus Group, Inc. Management Equity Incentive Plan.”

2.                                      Each reference to “NM Mariposa Holdings, Inc.” in the Plan is hereby changed to “Neiman Marcus Group, Inc.”

3.                                      The first sentence of Section 4.1(a) of the Plan is hereby replaced in its entirety with the following sentence:

“The aggregate number of shares of Common Stock that may be issued or used for reference purposes under the Plan or with respect to which Awards may be granted under the Plan, including with respect to Incentive Stock Options, shall not exceed 253,666 shares of Class A Common Stock and 253,666 shares of Class B Common Stock (subject, in each case, to any increase or decrease pursuant to Section 4.2).